Exhibit 10.1

Execution Version

EXCHANGE AND TAX RECEIVABLE

TERMINATION AGREEMENT

This Exchange and Tax Receivable Termination Agreement (this “Agreement”), is entered into as of October 1, 2013, by and among Edgen Group Inc., a Delaware corporation (the “Company”), Sumitomo Corporation of America, a New York corporation (“Parent”), Edgen Murray II, L.P., a Delaware limited partnership (“EM”), Bourland & Leverich Holdings LLC, a Delaware limited liability company (“B&L”), and EDG Holdco LLC, a Delaware limited liability company (“EDG Holdco”).

RECITALS

WHEREAS, the Company, EDG Holdco and EM are parties to an Exchange Agreement dated as of May 2, 2012 (the “EM Exchange Agreement”), pursuant to which the parties thereto provided for the exchange with EDG Holdco of membership units representing membership interests of EDG Holdco (“Membership Units”) owned by EM, together with shares of Class B Common Stock, par value $.0001 per share, of the Company (“Class B Shares”) owned by EM, for shares of Class A Common Stock, par value $.0001 per share, of the Company (“Company Common Stock”) or cash;

WHEREAS, the Company and EM are parties to a Tax Receivable Agreement dated as of May 2, 2012 (the “EM Tax Receivable Agreement”), pursuant to which certain payments are made by the Company to EM based on the reduction of the Company’s liability for U.S. federal, state and local income and franchise taxes arising from adjustments to EDG Holdco’s basis in its assets and imputed interest;

WHEREAS, the Company, EDG Holdco and B&L are parties to an Exchange Agreement dated as of May 2, 2012 (the “B&L Exchange Agreement,” and collectively with the EM Exchange Agreement, the “Exchange Agreements”), pursuant to which the parties thereto provided for the exchange with EDG Holdco of Membership Units owned by B&L, together with Class B Shares owned by B&L, for shares of Company Common Stock or cash;

WHEREAS, the Company and B&L are parties to a Tax Receivable Agreement dated as of May 2, 2012 (the “B&L Tax Receivable Agreement”), pursuant to which certain payments are made by the Company to B&L based on the reduction of the Company’s liability for U.S. federal, state and local income and franchise taxes arising from adjustments to EDG Holdco’s basis in its assets and imputed interest;

WHEREAS, under each of the Exchange Agreements, the Company has the right to assume the rights and obligations of EDG Holdco to receive the Membership Units and Class B Shares and to issue to the exchanging party shares of Company Common Stock or cash;

WHEREAS, the Company, Parent and Lochinvar Corporation, a Delaware corporation, are parties to an Agreement and Plan of Merger dated the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving that merger (the “Merger”);

WHEREAS, immediately prior to the Merger, the parties hereto intend for (i) the Company to assume the obligations of EDG Holdco under the Exchange Agreements, (ii) the Company and EM to terminate the EM Tax Receivable Agreement, (iii) the Company and B&L to terminate the B&L Tax Receivable Agreement, (iv) EM to exchange all of the Membership Units and Class B Shares owned by EM for shares of Company Common Stock, pursuant to Section 2.1 of the EM Exchange Agreement (the “EM Exchange”), and (v) B&L to exchange all of the Membership Units and Class B Shares owned by B&L for shares of Company Common Stock, pursuant to Section 2.1 of the B&L Exchange Agreement (the “B&L Exchange” and together with the EM Exchange, the “Exchanges”);

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Exchange and Termination.

The parties hereto agree that the following events shall occur immediately prior to the Effective Time without the requirement for any further action by any of the parties hereto (except by the Company pursuant to Section 4(n) and clause (g) below):

(a) The Company shall assume the obligations and rights of EDG Holdco under the Exchange Agreements.

(b) The EM Tax Receivable Agreement shall be terminated at no cost to the Company, Parent or any of their respective affiliates and shall be of no further force or effect.

(c) The B&L Tax Receivable Agreement shall be terminated at no cost to the Company, Parent or any of their respective affiliates and shall be of no further force or effect.

(d) The Company shall irrevocably waive the rights (x) pursuant to Section 2.1(d) of the Exchange Agreements, to pay to EM and B&L, respectively, cash in lieu of shares of Company Common Stock with respect to the Exchanges and (y) to refuse to honor any request for the Exchanges, pursuant to Section 2.1(b) of the Exchange Agreements.

(e) Pursuant to the EM Exchange, all of the 12,615,230 Membership Units and all of the 12,615,230 Class B Shares owned by EM shall be exchanged for 12,615,230 shares of Company Common Stock, and this Agreement shall constitute the Notice of such exchange required by Section 2.1 of the EM Exchange Agreement.

(f) Pursuant to the B&L Exchange, all of the 11,727,908 Membership Units and all of the 11,727,908 Class B Shares owned by B&L shall be exchanged for 11,727,908 shares of Company Common Stock, and this Agreement shall constitute the Notice of such exchange required by Section 2.1 of the B&L Exchange Agreement.

(g) Notwithstanding anything to the contrary set forth in Section 2.1(c) of the Exchange Agreements, the Company shall issue and deliver to EM and B&L certificates for the Company Common Stock to be received by them pursuant to the Exchanges, immediately prior to the Effective Time.

(h) EM and B&L, respectively, shall irrevocably waive their rights pursuant to Section 3.5(b) of the Exchange Agreements.

3.	Tax Matters.

(a) The parties hereto agree to treat the Exchanges as (i) a taxable transaction for U.S. federal income Tax purposes (and state, local, and foreign income Tax purposes, where applicable) that is treated in the manner set forth in Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 1); and (ii) permitting an adjustment to the basis in EDG Holdco’s assets under Section 1012 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(b) The parties hereby agree that, within thirty (30) days of the date hereof and no later than ten (10) days prior to the Closing Date, with prior written notification to Parent, the Company (or its agent) will determine the allocation of (i) the fair market value of the Company Common Stock (based upon the dollar amount of the Merger Consideration), and (ii) any other amounts treated as consideration for U.S. federal income Tax purposes, among the assets of EDG Holdco (the “Allocation”). The Allocation, as adjusted pursuant to the terms of this Agreement, shall be part of this Agreement.

(c) The Company shall be permitted and, following the Merger, the Parent will cause the Company, to comply with the obligations of the Company under the Amended and Restated Limited Liability Company Operating Agreement of EDG Holdco (the “EDG Holdco LLC Agreement”) as in effect as of the date hereof except that (i) no further Tax Distributions shall be made on account of the tax year of EDG Holdco ending December 31, 2012, (ii) no further Tax Distributions shall be made with respect to the tax year of EDG Holdco ending with the earlier of the Closing Date or December 31, 2013 except that Tax Distributions shall be paid with respect to such tax year by March 31,

2014, (iii) if the Closing Date is on or after January 1, 2014, the final Tax Distribution with respect to the tax year of EDG Holdco beginning on January 1, 2014 shall be paid ninety (90) calendar days after the Closing Date, (iv) there will be no obligation to refund any Credit Amount and Additional Credit Amount or to indemnify EDG Holdco or any other member, and (v) the Company shall deliver U.S. Internal Revenue Service Schedules K-1 with respect to tax years of EDG Holdco ending with the earlier of the Closing Date or December 31, 2013 by March 31, 2014 or ninety (90) days after the Closing Date if the Closing Date is on or after January 1, 2014. For purposes of this Section 4(c), capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the EDG Holdco LLC Agreement.

(d) The parties hereto agree to file all Tax Returns (including IRS Form 8594 or any other applicable form) consistently with this Section 3.

4.	Miscellaneous.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(d) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the courts of the Delaware Court of Chancery and any state appellate court therefrom within State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Federal courts of the United States of America located in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4(f) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4(d), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(e) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f) All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4(f)):

If to the Company or EDG Holdco, to:		Edgen Group Inc.
18444 Highland Road
Baton Rouge, Louisiana 70809
Facsimile: (225) 756-7953
Attention: General Counsel

with a copy (which will not constitute notice to the Company or EDG Holdco) to:		Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
Facsimile: 215-655-2971
	E-mail:	carmen.romano@dechert.com
eric.siegel@dechert.com
	Attention:	Carmen J. Romano
Eric S. Siegel

If to Parent, to:		Sumitomo Corporation of America
840 Gessner, Suite 900
Houston, TX, 77024
Facsimile: 713- 658-9246
Attention: John Howard, Senior Vice President, Unit Head, Mid. Downstream

with a copy (which will not constitute notice to Parent) to:
600 Third Avenue
New York, New York 10016
Facsimile: 212-207-0456
Attention: Lewis Farberman

Norton Rose Fulbright
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
Facsimile: 713-651-5246
E-mail: kevin.trautner@nortonrosefulbright.com
Attention: P. Kevin Trautner

If to EM or B&L, to:	c/o Edgen Murray II GP, LLC (in the case of EM)
Bourland & Leverich Holdings LLC (in the case of B&L)
520 Madison Avenue
New York, NY 10022
Facsimile: 212-284-1717
Email: ndaraviras@jefferies.com
Attention: Nicholas Daraviras

with a copy (which will not constitute notice to EM or B&L) to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane
New York, NY 10038
Facsimile: 212-806-6006
E-mail: mepstein@stroock.com and bkulman@stroock.com
Attention: Melvin Epstein and Bradley Kulman

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

(g) This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

(h) This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(j) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Effective Time, Parent may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of Parent’s direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

(k) Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

(l) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at Law or in equity.

(m) This Agreement shall remain in effect unless the Merger Agreement is terminated in accordance with its terms. Upon the occurrence of the termination of the Merger Agreement in accordance with its terms, this Agreement shall terminate and be of no further force and effect.

(n) Following the date hereof, the parties shall take all actions reasonably necessary and execute and deliver all documents and instruments to each other and third parties (including the Company’s stock transfer agent) reasonably requested by a party to this Agreement to give effect to the transactions contemplated hereof by Section 2 (including, without limitation, the Exchanges and the related issuances of the Company Common Stock to EM and B&L) such that such transactions shall occur immediately prior to the Effective Time. The parties agree that the Effective Time shall not occur until such time as all of the transactions contemplated by Section 2 have been completed.

(o) This Agreement may be executed in any number of counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EDGEN GROUP INC.

By:	/s/ Daniel J. O’Leary
Name:	Daniel J. O’Leary
Title:	Chairman, President and Chief Executive Officer

SUMITOMO CORPORATION OF AMERICA

By	/s/ Tsuyoshi Oikawa
Name:	Tsuyoshi Oikawa
Title:	Senior Vice President

EDGEN MURRAY II, L.P.

By:	Edgen Murray II GP, LLC, as its General Partner

By:	Jefferies Capital Partners IV, L.P., as its Majority Member

By:	JCP IV, LLC, as its General Partner

By:	Jefferies Capital Partners LLC, as its Managing Member

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

[Signature Page for Exchange and Tax Receivable Termination Agreement]

BOURLAND & LEVERICH HOLDINGS LLC

By:	Jefferies Capital Partners IV, L.P., as its Member

By:	JCP IV, LLC, as its General Partner

By:	Jefferies Capital Partners LLC, as its Managing Member

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

EDG HOLDCO LLC

By:	Edgen Group Inc., its Managing Member

By:	/s/ Daniel J. O’Leary
Name:	Daniel J. O’Leary
Title:	Chairman, President and Chief Executive Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]